Exhibit 10.1

CONTRIBUTION AND EXCHANGE AGREEMENT

BY AND AMONG

NUMBER HOLDINGS, INC.

99 CENTS ONLY STORES LLC

AND

THE OTHER PARTIES HERETO

DATED DECEMBER 14, 2017

i

TABLE OF EXHIBITS

Exhibit A	Series A-1 Preferred Certificate of Designation

ii

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is dated December 14, 2017, by and among Number Holdings, Inc., a Delaware corporation (“Number Holdings”), 99 Cents Only Stores LLC, a California limited liability company (the “Company” and, together with Number Holdings, the “Company Entities”), AF III Holdings A S.a.r.l., a Luxembourg company (“Ares”), and CPP Investment Board (USRE II) Inc., a Canadian corporation (“CPPIB” and, together with Ares, the “Sponsor Noteholders”).

WHEREAS, the Company has launched an exchange offer and consent solicitation (“Exchange Offer”) relating to the Company’s outstanding 11% Senior Notes due 2019 (the “Senior Notes”) on the terms and conditions set forth in the Amended and Restated Offer to Exchange of the Company, dated November 22, 2017 (the “Exchange Offer Memorandum”);

WHEREAS, Ares is the registered owner of $64,332,000 in aggregate principal amount of the Senior Notes (the “Ares Notes”), and CPPIB is the registered owner of $37,786,000 in aggregate principal amount of the Senior Notes (the “CPPIB Notes” and, collectively with the Ares Notes, the “Sponsor Notes”); and

WHEREAS, it is proposed that (a) simultaneously with the consummation of the Exchange Offer, the Sponsor Notes be exchanged for newly issued shares of Series A-1 Preferred (as defined below), and (b) for each $1,000 principal amount of Sponsor Notes validly and timely tendered by the withdrawal deadline, and not withdrawn or revoked, the holder thereof will receive early tender consideration of $7.50 payable in shares of Series A-1 Preferred, in each case as set forth in the Exchange Offer Memorandum.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.          DEFINED TERMS; INTERPRETATION

Section 1.01          Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Agreement” has the meaning set forth in the preamble.

“Ares” has the meaning set forth in the preamble.

“Ares Notes” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in the City of New York are authorized or required by law or executive order to close.

“capital stock” of any Person means all capital stock, partnership interests, limited liability company interests, securities containing equity features or other equity interests of or in such Person (however designated, whether as shares, units, percentage interests or otherwise, and whether or not vested), including any unit appreciation, phantom unit or similar right.

“Chosen Courts” has the meaning set forth in Section 6.06(a).

“Class A Common Stock” means the Class A common stock of Number Holdings, par value $0.001 per share.

“Class B Common Stock” means the Class B common stock of Number Holdings, par value $0.001 per share.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Entities” has the meaning set forth in the preamble.

“CPPIB” has the meaning set forth in the preamble.

“CPPIB Notes” has the meaning set forth in the preamble.

“DWAC” means the Deposit/Withdrawal at Custodian.

“Exchange Offer” has the meaning set forth in the recitals.

“Exchange Offer Memorandum” has the meaning set forth in the preamble.

“E Reorganization” means a reorganization within the meaning of Section 368(a)(1)(E) of the Code and similar provisions under other applicable laws.

“Governmental Authority” means any domestic or foreign federal, state or local court, legislature, administrative, executive or regulatory authority, agency, commission, tribunal or other governmental authority or instrumentality.

“Note Tender” means delivery by Ares of the Ares Notes and by CPPIB of the CPPIB Notes, in each case, to the Trustee through the operation of the DWAC procedures of The Depository Trust Company for cancellation by the Trustee at the direction of the Company.

“Number Holdings” has the meaning set forth in the recitals.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or another entity.

“Preferred Delivery” means the delivery to (a) Ares of 64,814.490 shares of Series A-1 Preferred with an aggregate liquidation preference equal to $64,814,490 and (b) CPPIB of 38,069.395 shares of Series A-1 Preferred with an aggregate liquidation preference of $38,069,395.

“Preferred Stock” means the Preferred Stock of Number Holdings, par value $0.001 per share.

“Proceeding” means any claim, demand, complaint, petition, dispute, action, arbitration, mediation, audit, inquiry, examination, suit, administrative hearing or charge, proceeding or investigation, at law or in equity, civil or criminal, by or before any Governmental Authority or arbitral body.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes” has the meaning set forth in the recitals.

“Series A Preferred” means the Series A Cumulative Preferred Stock of Number Holdings, par value $0.001 per share.

“Series A-1 Certificate of Designation” means the Certificate of Designation of the Series A-1 Preferred of Number Holdings, in the form attached hereto as Exhibit A.

“Series A-1 Preferred” means the Series A-1 Participating Preferred Stock of Number Holdings, par value $0.001 per share.

“Sponsor Noteholders” has the meaning set forth in the preamble.

“Sponsor Notes” has the meaning set forth in the recitals.

“Stockholders Agreement” means that certain Stockholders Agreement, dated January 13, 2012 among Number Holdings and the stockholders named therein.

“Subsidiary” of any Person means any Person of which such first Person (either alone or with any other Subsidiary) either (i) owns securities or other capital stock having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or, if no such governing body exists, the ownership of a majority of the outstanding voting securities of such Person, or (ii) is or controls a managing member, managing director or general partner of such Person.

“Trustee” means Wilmington Trust, National Association, as trustee under the indenture governing the Senior Notes.

Section 1.02          Interpretation.

(a)           The defined terms herein shall apply equally to both the singular and plural forms of such terms. Reference herein (i) to any Person includes such Person’s permitted successors and assigns, and (ii) to a Person in a particular capacity excludes such Person in any other capacity or individually. Any pronoun used herein shall include the corresponding masculine, feminine and neuter forms. Reference herein (i) to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; and (ii) to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision. The terms “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section, subsection or other provision hereof. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement. The term “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. Except as the context otherwise requires, the term “or” is used in the inclusive sense of “and/or.” References herein to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto. Reference herein to dollars or $ shall be deemed to refer to U.S. dollars. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

(b)           The Exhibits are hereby incorporated herein and made a part hereof and are an integral part of this Agreement.  Any capitalized terms used in any Exhibit but not otherwise defined therein have the meaning set forth in this Agreement.

(c)           The parties have participated jointly in the negotiation and drafting of this Agreement and, if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II.        CLOSING; THE EXCHANGE

Section 2.01          Certificate of Designation.  Prior to the Closing, Number Holdings shall (i) adopt and file with the Secretary of State of the State of Delaware the Series A-1 Certificate of Designation and (ii) provide to the Sponsor Noteholders reasonably satisfactory evidence of the foregoing.

Section 2.02          Closing.  The Closing shall take place at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, CA 90067 at 10:00 a.m. (local time) on the date hereof, subject to the satisfaction or, to the extent permitted, waiver of the conditions set forth in ARTICLE V (other than those conditions that require delivery of a document or certificate or the taking of an action at the Closing, but subject to the satisfaction or, to the extent permitted, waiver of those conditions at the Closing), or such other date or at such other time or place as the parties may mutually agree in writing.

Section 2.03          Exchange and Issuance(a)                .  Upon the terms and subject to the conditions herein, and in reliance on the representations and warranties set forth in ARTICLE III and ARTICLE IV, at the Closing, (a) Number Holdings will be deemed to contribute shares of Series A-1 Preferred with an aggregate liquidation preference equal to $102,883.885(1) to the Company, (b) the Note Tender shall be effected, (c) the Company will direct the Trustee to cancel the Sponsor Notes and authorize and direct the Trustee to cancel such notes by accepting the DTC one-sided DWAC withdrawal request which shall be initiated by the Sponsor Noteholders, and (d) in consideration for the Note Tender, Number Holdings will effect, and amend its stock register to reflect the occurrence of, the Preferred Delivery and provide to the Sponsor Noteholders evidence of the foregoing reasonably satisfactory to such Sponsor Noteholders.

Section 2.04          E Reorganization.  The parties (i) intend the Note Tender and Preferred Delivery to be a value for value exchange and to be treated as an E Reorganization, and (ii) shall take any and all actions necessary, appropriate or desirable to carry out such intent.  This Agreement constitutes a “plan of reorganization” and the Company is a “party to a reorganization” for purposes of Section 368 and 354 of the Code and similar provisions under other applicable laws. The governing body of each party has or shall, by resolution, approve the execution of this Agreement and expressly recognize its intended treatment as a “plan of reorganization” and the treatment of the transactions described in the first sentence of this Section 2.04 as an E Reorganization.

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES

The Company Entities jointly and severally represent and warrant to each Sponsor Noteholder that all of the statements contained in this ARTICLE III are true, correct and complete at and as of the date hereof.

Section 3.01          Corporate Existence. Each Company Entity (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite power and authority to conduct its business and own its properties as now conducted and owned, and (iii) is qualified as a foreign entity to do business in all jurisdictions in which the nature of its properties and business requires such qualification, except in the case of clause (iii) where any such failure would not reasonably be expected to have a material adverse effect on the ability of the Company Entities to consummate the transactions contemplated hereby.

(1)  NTD: Amount is equal to the aggregate outstanding principal held by the Sponsor Noteholders ($102,118,000) + 75 basis points in early tender premium.

Section 3.02          Power and Authority.  Each Company Entity has all requisite power and authority, and has taken all corporate or limited liability company action, as applicable, necessary, to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by each of the Company Entities, and (assuming the due authorization, execution and delivery hereof and thereof by the Sponsor Noteholders) is a valid and binding obligation of each of the Company Entities, enforceable against each of the Company Entities, in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles.

Section 3.03          Capitalization; Subsidiaries.

(a)           As of immediately prior to the Closing, the total number of shares of capital stock of all classes that Number Holdings has the authority to issue is 3,300,000, which are classified as follows:  1,400,000 shares of Class A Common Stock; 1,400,000 shares of Class B Common Stock; and 500,000 shares of Preferred Stock, including 10,000 shares of Series A Preferred.  As of immediately prior to the Closing, of such authorized shares, a total of 542,720 shares of Class A Common Stock, 542,720 shares of Class B Common Stock and 10,000 shares of Series A Preferred are issued and outstanding.  All of the shares of Class A Common Stock, Class B Common Stock and Series A Preferred issued and outstanding (i) have been duly authorized and validly issued, and are fully paid and nonassessable, (ii) have not been issued in violation of, and except as provided in the Stockholders Agreement, are not subject to, any preemptive or subscription rights, options, warrants, calls, puts, rights of first refusal or offer or other rights, and (iii) have not been issued in violation of any law or material contract of any Company Entity.

(b)           The Series A-1 Preferred, upon issuance and payment therefor in accordance with the terms of this Agreement, (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will not be issued in violation of, and except as provided in the Stockholders Agreement, will not be subject to, any preemptive or subscription rights, options, warrants, calls, puts, rights of first refusal or offer or other rights, and (iii) will have the rights, preferences, powers, restrictions and limitations described in the Series A-1 Certificate of Designation.

Section 3.04          No Conflicts.  None of the execution, delivery or performance of this Agreement will: (a) violate any provision of the certificate of incorporation or by-laws of Number Holdings or any organizational documents of any of its Subsidiaries; (b) violate any provision of law, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which Number Holdings or any of its Subsidiaries is subject; or (c) violate, be in conflict with, constitute a default (upon notice, lapse of time or both) under, give rise to a right of termination or renegotiation under any material contract of Number Holdings or any of its Subsidiaries.

Section 3.05          Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any Governmental Authority or other person is required for the valid authorization, execution, delivery or performance by any Company Entity of this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF THE SPONSOR NOTEHOLDERS

Each Sponsor Noteholder, severally and not jointly, represents and warrants to each of the Company Entities that all of the statements contained in this ARTICLE IV are true, correct and complete with respect to such Sponsor Noteholder at and as of the date hereof.

Section 4.01          Ownership and Tender of Senior Notes.  Such Sponsor Noteholder (a) owns its respective Senior Notes free and clear of all liens, other than liens (i) that will be released upon the cancellation of its Sponsor Notes and (ii) imposed under applicable securities laws, (b) has not transferred, sold, assigned or otherwise disposed of any rights, interests and privileges in respect thereof, nor agreed to do any of the foregoing and (c) has validly and timely tendered all of the Sponsor Notes held by it as of the withdrawal deadline of the Exchange Offer and related consents into the related consent solicitation, in accordance with the DWAC procedures set forth in Section 2.03 hereof, and has not withdrawn or revoked such tender.

Section 4.02          Corporate Existence.  Such Sponsor Noteholder is validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to conduct its business and own its properties as now conducted and owned.

Section 4.03          Power and Authority.  Such Sponsor Noteholder has all requisite power and authority, and has taken all action necessary to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by such Sponsor Noteholder, and (assuming the due authorization, execution and delivery hereof and thereof by the other signatories thereto) is a valid and binding obligation of such Sponsor Noteholder, enforceable against such Sponsor Noteholder in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles.

Section 4.04          No Conflicts.  Neither the execution, delivery or performance of this Agreement nor the compliance by such Sponsor Noteholder with its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby by such Sponsor Noteholder will violate any provision of the organizational documents of such Sponsor Noteholder or violate any provision of law, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which such Sponsor Noteholder or any of its Subsidiaries is subject.

Section 4.05          Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery or performance by such Sponsor Noteholder of this Agreement or the consummation of the transaction contemplated hereby.

Section 4.06          Investor Representations.  Such Sponsor Noteholder (a) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (b) is acquiring the Series A-1 Preferred for its own account and not with any view toward the resale or distribution thereof and (c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Series A-1 Preferred.  Such Sponsor Noteholder acknowledges that (a) the shares of Series A-1 Preferred have not been registered under any applicable securities laws, and that such shares of Series A-1 Preferred may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transaction is pursuant to the terms of an effective registration statement under the Securities Act and any other applicable securities laws or pursuant to an exemption from registration thereunder, (b) it must bear the economic risk of its investment in the Series A-1 Preferred for an indefinite period of time and (c) there are risks incident to the acquisition of the Series A-1 Preferred, including, without limitation, those risks which are summarized under “Risk Factors” in the Exchange Offer Memorandum.

Section 4.07          Investigation.  Such Sponsor Noteholder has carefully reviewed this Agreement, the Series A-1 Preferred Certificate of Designation and the Exchange Offer Memorandum, has been furnished with all other materials that it considers relevant to an investment in the Series A-1 Preferred, has had a full opportunity to ask questions of and receive answers from each of the Company Entities or any person or persons acting on behalf of the Company Entities concerning the terms and conditions of an investment in the Series A-1 Preferred and no statement or printed material which is contrary to this Agreement, the Series A-1 Preferred Certificate of Designation or the Exchange Offer Memorandum has been made or given to it by or on behalf of any of the Company Entities.

ARTICLE V.        CONDITIONS TO CLOSING

Section 5.01          Mutual Conditions to the Parties’ Obligations.  The respective obligations of each party to consummate the transactions contemplated hereby are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by each of such parties:

(a)           No Actions or Proceedings.  No Proceeding by or before any Governmental Authority shall have been asserted, instituted or threatened by any Person to restrain, prohibit or invalidate the transactions contemplated hereby.

Section 5.02          Conditions to the Company Entities’ Obligations.  The obligation of each of the Company Entities to consummate the transactions contemplated hereby is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by each of the Company Entities:

(a)           Representations and Warranties.  The representations and warranties of the Sponsor Noteholders in ARTICLE IV shall be true and correct in all material respects as of the Closing.

(b)           Performance.  Each Sponsor Noteholder shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 5.03          Conditions to the Sponsor Noteholders’ Obligations.  The obligation of each Sponsor Noteholder to consummate the transactions contemplated hereby is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by each Sponsor Noteholder:

(a)           Representations and Warranties.  The representations and warranties of the Company Entities in ARTICLE III shall be true and correct in all material respects as of the Closing.

(b)           Performance.  Each Company Entity shall have performed and complied in all material respects with all covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

ARTICLE VI.       MISCELLANEOUS

Section 6.01          Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made at the address, facsimile number or electronic mail address set forth below:

To any Company Entity:

Number Holdings, Inc.

99 Cents Only Stores LLC

4000 Union Pacific Avenue

Commerce, California 90023

Attention:  Felicia Thornton

Mary Kasper

Fax:  (323) 307-9659
Email:  felicia.thornton@99only.com

mary.kasper@99only.com

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, California 90067
Attention:  Michael A. Woronoff

Pippa Bond

Fax:  (310) 557-2193

Email:  mworonoff@proskauer.com

pbond@proskauer.com

To Ares:

Ares Corporate Opportunities Fund III, L.P.

c/o Ares Management LLC

2000 Avenue of the Stars

12th Floor

Los Angeles, California 90067
Attention:  Dennis Gies

Eric Waxman

Fax:  (310) 201-4170
Email:  gies@aresmgmt.com

ewaxman@aresmgmt.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
2029 Century Park East, 33rd Floor
Los Angeles, California 90067
Attention:  Adam R. Moses
Fax:  (213) 892-4765
Email:  amoses@milbank.com

To CPPIB:

CPP Investment Board (USRE II) Inc.

c/o Canada Pension Plan Investment Board

One Queen Street East, Suite 2600

P.O. Box 101

Toronto, ON M5C 2W5
Attention:  Scott Nishi

Nick Senst

Fax:  (416) 868-8684
Email:  snishi@cppib.com

nsenst@cppib.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP
2029 Century Park East, 33rd Floor
Los Angeles, California 90067
Attention:  Adam R. Moses
Fax:  (213) 892-4765
Email:  amoses@milbank.com

Notice shall be deemed to have been duly given or made pursuant to this Section 6.01 if delivered (a) by nationally recognized overnight courier delivery for next Business Day delivery, upon the earlier of the second Business Day following the date sent by such courier and receipt, (b) by mail, upon receipt, (c) by hand delivery, upon delivery or (d) by facsimile or electronic mail transmission, on the date sent, if confirmation of transmission is received by the sender or no failure message is generated.  Legal counsel for any party may send to any other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party.

Section 6.02          Amendment; Waiver, Etc.  Any provision of this Agreement may be amended, modified, supplemented or waived only if such amendment, modification, supplement or waiver is in writing and signed, in the case of an amendment, modification or supplement, by each of the parties, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.03          Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any attempt to assign this Agreement without such consent shall be void and of no effect.

Section 6.04          Entire Agreement.  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 6.05          Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than a party hereto any rights or remedies under or by reason of this Agreement.  No Person shall be a third-party beneficiary of this Agreement.

Section 6.06          Governing Law; Jurisdiction; Waiver of Jury Trial.(a) This Agreement, and any Proceeding arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, whether at law or in equity, and whether in contract or in tort or otherwise, shall be governed by and enforced pursuant to the laws of the State of Delaware, without giving effect to rules of conflict of laws that would result in the application of laws of any other jurisdiction.  Each party hereby irrevocably agrees and consents to be subject to the exclusive jurisdiction of the Court of Chancery in the State of Delaware situated in New Castle County and any State of Delaware appellate court therefrom or, to the extent the Court of Chancery of the State of Delaware situated in New Castle County does not have subject matter jurisdiction or declines to accept personal jurisdiction over any party, any state or federal court within New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Chosen Courts”) in any Proceeding described in the immediately preceding sentence of this Section 6.06(a).  Each party irrevocably consents to the service of any and all process in any such Proceeding by the delivery of such process in the manner provided in Section 6.01.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the legal relationship of the parties (whether at law or in equity, and whether in contract or in tort or otherwise) in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any Chosen Court that any such Proceeding brought in any Chosen Court has been brought in an inconvenient forum.  Each party agrees that it will not bring or support, or permit any of its affiliates to bring or support, any Proceeding (including any cross-claim or third-party claim) of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, in any way relating to this Agreement, the transactions contemplated hereby or the legal relationship of the parties (whether at law or in equity, and whether in contract or in tort or otherwise), in any forum other than the Chosen Courts, and that the provisions of Section 6.06(b) relating to the waiver of jury trial shall apply to any such Proceeding.  Each party further agrees that any final and non-appealable judgment against any of them in any Proceeding described in the first sentence of this Section 6.06(a) shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(b)           Each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any Proceeding directly or indirectly arising out of or relating to this Agreement, the transactions contemplated hereby or the legal relationship between the parties (whether at law or in equity, and whether in contract or in tort or otherwise).  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, if there is any Proceeding, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.06(b).

Section 6.07          Counterparts, Etc.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email in “portable document format” (“.pdf”) form, or by other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.08          Further Assurances.  Subject to the terms and conditions of this Agreement, the parties shall (a) use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to carry out the purposes and intent of this Agreement and (b) refrain from taking any action that would frustrate the purposes or intent of this Agreement.

Section 6.09          Survival of Representations and Warranties.  The representations and warranties contained in Sections 3.01, 3.02, 3.03, 4.01, 4.02, 4.03, 4.06 and 4.07 shall survive the execution and delivery of this Agreement and Closing until expiration of the applicable statute of limitations, regardless of any investigation made by a party or on its behalf, but all other representations and warranties contained in Article 3 and 4 shall terminate at the Closing and have no further force or effect following such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

NUMBER HOLDINGS:

Number Holdings, Inc.

By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

THE COMPANY:

99 Cents Only Stores LLC

By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

THE SPONSOR NOTEHOLDERS:

AF III Holdings A S.a.r.l.

By:	/s/ Michael Thomas
Name: Michael Thomas
Title: A Manager

By:	/s/ Paul Galliver
Name: Paul Galliver
Title: B Manager

CPP Investment Board (USRE II) Inc.

By:	/s/ Jim Fasano
	Name:	Jim Fasano
	Title:	Authorized Signatory

By:	/s/ Pierre Lavallée
	Name:	Pierre Lavallée
	Title:	Authorized Signatory

Exhibit A

Series A-1 Preferred Certificate of Designation

CERTIFICATE OF DESIGNATIONS

OF

SERIES A-1 PARTICIPATING PREFERRED STOCK

OF

NUMBER HOLDINGS, INC.

Number Holdings, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

That, on December 13, 2017, the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware and authority conferred upon the Board of Directors by the provisions of the certificate of incorporation of the Corporation, authorizing the Corporation to issue up to 500,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”):

“BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors by the certificate of incorporation of the Corporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series A-1 Participating Preferred Stock, par value $0.001 per share, and the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the shares of such series, in addition to those set forth in the certificate of incorporation of the Corporation, are hereby fixed as follows:

SECTION 1.                                   Designation.  The distinctive serial designation of such series is “Series A-1 Participating Preferred Stock” (“Series A-1 Preferred Stock”).  Each share of Series A-1 Preferred Stock shall be identical in all respects to every other share of Series A-1 Preferred Stock.

SECTION 2.                                   Number of Shares.  The total number of shares of Series A-1 Preferred Stock that the Corporation shall have authority to issue is 103,000 shares.  Subject to the terms hereof, such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Preferred Stock then outstanding) by the Board of Directors.  Shares of Series A-1 Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation shall, upon compliance with any applicable provisions of the law of the State of Delaware, be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

SECTION 3.                                   Definitions.

(a)                                 As used herein with respect to Series A-1 Preferred Stock:

“As Converted Basis” means, with respect to any dividend, distribution or other payment, the amount of such dividend, distribution or other payment that holders of shares of Series A-1 Preferred Stock would be entitled to receive with respect to such shares if, immediately prior to such dividend, distribution or other payment, such holders had converted such shares in accordance with the terms hereof.

“Certificate of Designation” means this Certificate of Designation.

“Certificate of Incorporation” means the Corporation’s Restated Certificate of Incorporation, as amended or amended and restated from time to time.

“Change of Control” means:

(i)                                     the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than any Sponsor or its affiliates; or

(ii)                                  the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than any Sponsor or any of its affiliates, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Corporation.

“Class A Common Stock” means the Class A Common Stock of the Corporation, par value $0.001 per share.

“Class B Common Stock” means the Class B Common Stock of the Corporation, par value $0.001 per share.

“Common Stock” means all shares now or hereafter authorized of any class of common stock of the Corporation.

“Conversion Price” means $750, which Conversion Price shall be adjusted for any stock dividends, stock splits, reorganizations, combinations, consolidations, stock distributions, recapitalizations, reclassifications or similar events occurring after the Issue Date, in each case as determined by the Board of Directors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“IPO” means any issuance by the Corporation or any direct or indirect subsidiary of the Corporation of the Common Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (whether alone or in connection with a secondary public offering).

“Issue Date” means the date that shares of Series A-1 Preferred Stock are first issued by the Corporation.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now or hereafter authorized or issued by the Corporation not entitled to receive any assets upon a Liquidation Event until Series A-1 Preferred Stock shall have received the entire amount to which such stock is entitled upon such Liquidation Event.

“Liquidation” means any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation.

“Liquidation Event” means a Change of Control or a Liquidation.

“Liquidation Preference” means, on any date, the sum of (i) the Stated Value per share of Series A-1 Preferred Stock plus (ii) accrued and unpaid dividends (whether undeclared or declared) thereon through such date.

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“Parity Stock” means any other class or series of stock now or hereafter authorized or issued by the Corporation entitled to receive assets upon a Liquidation Event on a parity with Series A-1 Preferred Stock.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

“Redemption Date” with respect to any share of Series A-1 Preferred Stock means the date on which such share is redeemed and the Redemption Price therefor has been paid to the holder thereof.

“Redemption Price” means with respect to a share of Series A-1 Preferred Stock, on any date, an amount in cash equal to the greater of (i) the Liquidation Preference thereof on such date and (ii) the amount that would be paid on such share of Series A-1 Preferred Stock on an As Converted Basis upon a Liquidation occurring on such date, in the case of this clause (ii), as determined by the Board of Directors.

“SEC” means the Securities and Exchange Commission.

“Senior Stock” means any class or series of stock of the Corporation now or hereafter authorized and issued by the Corporation ranking senior to Series A-1 Preferred Stock in respect of the right to receive assets upon a Liquidation Event.

“Series A Certificate of Designation” means the Certificate of Designations of Series A Cumulative Preferred Stock of the Corporation.

“Sponsor” means each of Ares Corporate Opportunities Fund III, L.P. and CPP Investment Board (USRE II) Inc.

“Stated Value” means $1,000 per share of Series A-1 Preferred Stock.

“Unit” means detachable units consisting of one fully paid and nonassessable share of Class A Common Stock and one fully paid and nonassessable share of Class B Common Stock.

“Voting Stock” of any Person means the capital stock of such Person that is entitled to vote in the election of the board of directors of such Person.

(b)                                 The following terms defined elsewhere in this Certificate of Designation in the paragraphs set forth below have the respective meaning therein defined:

Defined Term	Section
Board of Directors	Preamble
Corporation	Preamble
Majority Holders	Section 7(b)
Preferred Stock	Preamble
Requisite Holders	Section 6(a)
Series A-1 Preferred Stock	Section 1

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SECTION 4.                                   Dividends.

(a)                                 Whether or not earned or declared by the Board of Directors or there are funds legally available for the payment of dividends, from and after the Issue Date, cumulative dividends on each share of Series A-1 Preferred Stock shall accrue on a daily basis in arrears at the rate of 13% per annum, compounded semi-annually, on the Liquidation Preference thereof.  Dividends payable for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

(b)                                 Except to the extent provided in Section 5, dividends shall be payable only if and when declared by the Board of Directors, provided that to the extent not declared by the Board of Directors, the dividends specified in subparagraph (a) shall be added to the Liquidation Preference on each share of Series A-1 Preferred Stock on a cumulative basis.

(c)                                  In addition to the dividends specified in subparagraph (a), if dividends are declared or paid on any shares of Common Stock, then such dividends shall also be declared and paid pro rata to the holders of Series A-1 Preferred Stock on an As Converted Basis.

SECTION 5.                                   Distributions Upon a Liquidation Event.  Upon any Liquidation Event, subject to the rights of any Senior Stock, but before any distribution or payment shall be made to or set aside for the holders of any Junior Stock, the holders of Series A-1 Preferred Stock shall be entitled to be paid, to the extent permitted by the General Corporation Law of the State of Delaware, an amount in cash equal to the Redemption Price, on the date thereof.  If such payment shall have been made in full to the holders of Series A-1 Preferred Stock, and if payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, such holders of Series A-1 Preferred Stock, Parity Stock and Senior Stock shall not be permitted to share in the remaining assets and funds of the Corporation (except to the extent the terms of any such Parity Stock or Senior Stock shall otherwise provide) and, upon such payment, such shares of Series A-1 Preferred Stock shall no longer be deemed outstanding.  If, upon any Liquidation Event, the net assets of the Corporation distributable among the holders of all outstanding shares of Series A-1 Preferred Stock and any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining, after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled, shall be distributed among the holders of Series A-1 Preferred Stock and such Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled and, upon such distribution, such shares of Series A-1 Preferred Stock shall no longer be deemed outstanding.

SECTION 6.                                   Conversion Rights.

(a)                                 Upon the affirmative vote of the holders of at least 51% of the shares of Series A-1 Preferred Stock outstanding (the “Requisite Holders”), each then outstanding share of Series A-1 Preferred Stock shall automatically be converted into a number of Units equal to the Liquidation Preference divided by the Conversion Price then in effect. The Requisite Holders may exercise the conversion right specified in this Section 6 by providing written notice to the Corporation.  Conversion of such shares shall be deemed to have been effected on the date when such notice has been delivered to the Corporation or any transfer agent of the Corporation. As promptly as practicable thereafter, the Corporation shall enter into its share registry, or upon the written order of the holders of shares of Series A-1 Preferred Stock issue and deliver thereto certificates for, the number of shares of Class A Common Stock and the number of shares of Class B Common Stock to which each such holder is entitled with respect to the shares of Series A-1 Preferred Stock so converted.

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(b)                                 No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A-1 Preferred Stock. If more than one share of Series A-1 Preferred Stock is converted by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so converted. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A-1 Preferred Stock, the Corporation shall round any such fractional share to the nearest whole share of Common Stock.

(c)                                  The Corporation (i) will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution or issue, sale or purchase of securities (each, a “Reorganization”) avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this Section 6 and (ii) in the event of a Reorganization will in good faith assist in the carrying out of all the provisions of this Section 6 and take all such action as may be necessary or appropriate to protect the conversion rights of the holders of the Series A-1 Preferred Stock against impairment.

(d)                                 If the Corporation shall propose any Reorganization, the Corporation shall give notice to each holder of shares of Series A-1 Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known or reasonably expected at the date of such notice) on the Conversion Price, as applicable, and the number, kind or class of shares or other securities or property that shall be deliverable upon conversion of shares of Series A-1 Preferred Stock.  In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.  Unless the holders of shares of Series A-1 Preferred Stock are prejudiced or adversely affected thereby, the failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(e)                                  The Corporation shall pay all documentary, stamp, transfer and other transactional taxes attributable to the issuance or delivery of shares of Class A Common Stock and shares of Class B Common Stock upon conversion of any shares of Series A-1 Preferred Stock; provided that the Corporation shall not be required to pay any taxes that may be payable in respect of any transfer involved (in the issuance or delivery of any certificate for such shares) in a name other than that of the holder of the shares of Series A-1 Preferred Stock in respect of which such shares are being issued.

(f)                                   So long as any shares of Series A-1 Preferred Stock remain outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Class A Common Stock and shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-1 Preferred Stock, sufficient shares of Class A Common Stock and shares of Class B Common Stock to provide for the conversion of all then outstanding shares of Series A-1 Preferred Stock.

(g)                                  If any shares of Class A Common Stock or shares of Class B Common Stock to be reserved for the purpose of conversion of shares of Series A-1 Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.  If, and so long as, any shares of Class A Common Stock or shares of Class B Common Stock into which the shares of Series A-1 Preferred Stock are then convertible are listed on any national securities exchange, the Corporation shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Class A Common Stock and all shares of such Class B Common Stock issuable upon conversion.

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(h)                                 All shares of Class A Common Stock and shares of Class B Common Stock that may be issued upon conversion of the shares of Series A-1 Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

SECTION 7.                                   Redemption.

(a)                                 The Series A-1 Preferred Stock may be redeemed by the Corporation in whole or in part at any time, or from time to time, at the option of the Corporation, for a cash amount per share equal to the Redemption Price thereof on the Redemption Date. To effect such redemption, a redemption notice shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than five days nor more than 60 days prior to the Redemption Date, (i) notifying such holders of the election of the Corporation to redeem such shares and of the date of redemption, (ii) if such shares are certificated, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and (iii) the Redemption Price therefor. If less than all of the outstanding shares of Series A-1 Preferred Stock are to be redeemed, such shares shall be redeemed pro rata unless a non pro rata redemption is agreed to by the Requisite Holders.

(b)                                 At any time and from time to time on or after an IPO, the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock (the “Majority Holders”) shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then outstanding shares of Series A-1 Preferred Stock redeemed by the Corporation for a price per share equal to the Redemption Price on the Redemption Date. Any such redemption shall occur not less than 5 business days following receipt by the Corporation of a written election notice from the Majority Holders.  Upon receipt by the Corporation of such notice, all holders of shares of Series A-1 Preferred Stock shall be deemed to have elected to have all, or in the case of an election to redeem less than all of the shares of Series A-1 Preferred Stock, the same pro rata portion, of their respective shares redeemed pursuant to this Section 7, and such election shall bind all holders of shares of Series A-1 Preferred Stock.

(c)                                  If such shares are certificated, each holder of shares of Series A-1 Preferred Stock shall surrender the certificate or certificates representing the shares to be redeemed pursuant to this Section 7 to the Corporation, in the manner and place designated by the Corporation, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated by the Corporation.  Each surrendered certificate shall be canceled and retired, and the Corporation shall, concurrently therewith, make payment of the applicable Redemption Price in cash.  If less than all of the shares of Series A-1 Preferred Stock represented by a surrendered certificate are redeemed, then the Corporation shall issue a new stock certificate representing the unredeemed shares in the name of the applicable holder of record of canceled stock certificate. If such shares are not certificated, the aggregate Redemption Price for all such shares shall be payable in cash to the respective holders of the shares on the applicable redemption date, and used for no other corporate purpose, except to the extent prohibited by applicable Delaware law.

(d)                                 After the Redemption Price has been paid for shares of Series A-1 Preferred Stock to be redeemed, then on the date such payment has been made, all rights of the holder in the shares so redeemed, shall cease, and such shares shall no longer be deemed issued and outstanding.

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SECTION 8.                                   Voting Rights.

(a)                                 Except (i) the voting rights provided in Section 8(b) below and (ii) as may otherwise be required by law, the shares of Series A-1 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights or voting powers, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation. Without limiting the foregoing, the holders of Series A-1 Preferred Stock shall have no voting rights except (i) as provided in Section 8(b) below and (ii) as otherwise required by law. In all cases where the holders of shares of Series A-1 Preferred Stock have the right to vote separately as a class, such holders shall be entitled to one vote for each such share held by them respectively.

(b)                                 Without the consent of the holders of at least a majority of the shares of Series A-1 Preferred Stock then outstanding, voting as a separate class, given in writing or by vote at a meeting of stockholders called for such purpose, the Corporation will not:

(i)                                     increase the authorized number of shares of Series A-1 Preferred Stock;

(ii)                                  authorize, create, issue or increase the authorized or issued number of shares of any other class or series of capital stock ranking either senior to or on par with the Series A-1 Preferred Stock in respect of the right to receive (A) dividends or distributions, or (B) assets of the Corporation upon any Liquidation Event;

(iii)                               amend, alter or repeal (A) any provision of the Certificate of Incorporation in a manner adverse to the holders of Series A-1 Preferred Stock or (B) any provision of this Certificate of Designation or the Series A Certificate of Designation.

SECTION 9.                                   Headings of Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 10.                            Severability of Provisions.  If any right, preference or limitation of Series A-1 Preferred Stock set forth herein (as the same may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation herein set forth unless so expressed herein.”

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed on its behalf this 14th day of December, 2017.

NUMBER HOLDINGS, INC.

By:
Name:
Title: